                         [CADMUS LOGO AND NAME TO COME]

Dear Shareholder:

  You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Cadmus Communications Corporation ("Cadmus" or the "Company"). The meeting will be held on November 9, 2000, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia.

  The primary business of the meeting will be the election of directors and the ratification of independent public accountants, as more fully explained in the enclosed proxy statement.

  During the meeting, we also will report to you on the condition and performance of Cadmus and its subsidiaries, including developments during the past fiscal year. You will have an opportunity to question management on matters of interest to all shareholders.

  We hope to see you on November 9, 2000. Whether you plan to attend or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided. Your vote is important. We appreciate your continued interest in and support of Cadmus.

                                  Cordially,

                                  /s/ RUSSELL M. ROBINSON, II

                                  Russell M. Robinson, II
                                  Chairman of the Board

October 9, 2000

                       CADMUS COMMUNICATIONS CORPORATION
            1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

            ------------------------------------------------------

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

            ------------------------------------------------------

                          TO BE HELD NOVEMBER 9, 2000

  The 2000 Annual Meeting of Shareholders of Cadmus Communications Corporation will be held on November 9, 2000, at 11:00 a.m., eastern standard time, in the Auditorium of the SunTrust Center, 919 East Main Street, Richmond, Virginia, for the following purposes:

  1. To elect four Class II directors to serve until the 2003 Annual Meeting of Shareholders, one Class III director to serve until the 2001 Annual Meeting of Shareholders and one Class I director to serve until the 2002 Annual Meeting of Shareholders.

  2. To ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on September 22, 2000, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                                                By Order of the Board of
                                                Directors


                                                /s/ Bruce V. Thomas

                                                Bruce V. Thomas
                                                President and Chief Executive
                                                Officer

October 9, 2000

Please complete and return the enclosed proxy. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

                       CADMUS COMMUNICATIONS CORPORATION
           1801 Bayberry Court, Suite 200, Richmond, Virginia 23226

                  ------------------------------------------

                                PROXY STATEMENT

                  ------------------------------------------

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on November 9, 2000

General

  The enclosed proxy is solicited by the Board of Directors of Cadmus Communications Corporation for the 2000 Annual Meeting of Shareholders of Cadmus to be held November 9, 2000, at the time and place set forth in the accompanying Notice of 2000 Annual Meeting of Shareholders and for the following purposes: (i) to elect four Class II directors to serve until the 2003 Annual Meeting of Shareholders, one Class III director to serve until the 2001 Annual Meeting and one Class I director to serve until the 2002 Annual Meeting (see "Election of Directors" page 5); (ii) to ratify the designation of Arthur Andersen LLP as independent public accountants for the current fiscal year (see "Ratification of the Selection of Independent Public Accountants," page 25); and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the enclosed proxy card represents the number of full shares in the dividend reinvestment plan account, as well as shares registered in the participant's name. A participant in the Cadmus Thrift Savings Plan with shares of Cadmus common stock allocated to his or her account will receive a separate proxy card representing the number of full shares allocated to his or her account as of the record date for the Annual Meeting.

  Cadmus will pay all costs for this proxy solicitation. Proxies are being solicited by mail and may also be solicited personally, by telephone or telegraph, by directors, officers, and employees of Cadmus. Cadmus may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of the stock. All shares of the common stock of Cadmus ("Common Stock") represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. Shareholders may revoke proxies at any time prior to their exercise by written notice to Cadmus, by submitting a proxy bearing a later date, or by attending the Annual Meeting and requesting to vote in person.

  The approximate mailing date of this proxy statement and the accompanying proxy is October 9, 2000.

Voting Rights

  Only those shareholders of record at the close of business on September 22, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of

Common Stock outstanding and entitled to vote as of the record date was 8,937,592. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

  With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving a plurality of the votes cast at the Annual Meeting will be elected directors. As a result, votes withheld will have no effect. The ratification of Arthur Andersen LLP as independent public accountants requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether such proposals have been approved and therefore have no effect.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of July 31, 2000, the number and percentage of shares of Common Stock held by persons known by Cadmus to be the owners of more than 5% of the Company's Common Stock, each of the Cadmus directors and nominees for director, the executive officers named in the "Summary Compensation Table," and all directors and executive officers as a group.

                                   Amount and Nature of          Percent of
Name and Address                   Beneficial Ownership      Common Stock Issued
of Beneficial Owner                of Common Stock (/1/)       and Outstanding
-------------------                ---------------------     -------------------
Nathu Ram Puri
Isle of Man, United Kingdom              1,788,333(/2/)               20%

James C. Sheridan
Sheridan Printing Company, Inc.
Alpha, New Jersey                          520,000                  5.82%

J. & W. Seligman & Co. Inc.
New York, New York                         780,800                  8.74%

Dimensional Fund Advisors, Inc.
Santa Monica, California                   575,300                  6.44%

Martina L. Bradford
Washington, D.C.                                --                    --

Frank Daniels, III
Raleigh, North Carolina                     33,000(/3/)               *

G. Waddy Garrett
Richmond, Virginia                           7,600(/4/)               *

                                   Amount and Nature of        Percent of
Name and Address                   Beneficial Ownership    Common Stock Issued
of Beneficial Owner                of Common Stock(/1/)      and Outstanding
-------------------                --------------------    -------------------
C. Stephenson Gillispie, Jr.
Richmond, Virginia                         40,056(/5/)               *

Gerard P. Lux, Jr.
Charlotte, North Carolina                  27,845(/6/)               *

Thomas C. Norris
York, Pennsylvania                          2,500                    *

John C. Purnell, Jr.
Richmond, Virginia                         12,182(/7/)               *

Jerry I. Reitman
Chicago, Illinois                           3,500(/8/)               *

Russell M. Robinson, II
Charlotte, North Carolina                  22,272                    *

James E. Rogers
Richmond, Virginia                            292                    *

Robert A. Sadler
Easton, Pennsylvania                        2,000                    *

Wallace Stettinius
Richmond, Virginia                        202,803(/9/)             2.27%

Bruce V. Thomas
Richmond, Virginia                         72,963(/10/)              *

David G. Wilson, Jr.
Richmond, Virginia                        133,785(/11/)            1.50%

All Directors and Executive
Officers as a Group (21 persons)        2,398,846(/12/)           26.84%

--------
 * Indicates that percent of the Company's Common Stock does not exceed one percent.

 (/1/) Except as otherwise indicated and except to the extent that in certain cases shares may be held in joint tenancy with a spouse, each nominee, director, or executive officer has sole voting and investment power with respect to the shares shown. Except as otherwise noted, beneficial ownership for each non-employee director includes 7,000 shares as to which each such director holds presently exercisable options under the 1992 and 1997 Non-Employee Director Stock Compensation Plans. The beneficial ownership shown for the two institutional shareholders and for James E. Sheridan is based on a listing of institutional holders of the Company's Common Stock as of July 31, 2000 provided to the Company by Nasdaq OnlineTM. Mr. Puri, Mr. Sheridan and these institutions have also made either a
       Schedule 13G or 13D filing reflecting their respective ownerships.
       Those filing 13Gs certify that the acquisition of the shares reported thereon was in the ordinary course of business and not in connection with or as a participant in any transaction having the purpose or effect of changing or influencing the control of the Company.

 (/2/) Mr. Puri holds 1,000 of his shares in the form of presently exercisable options.

 (/3/) Mr. Daniels holds 5,000 of his shares in the form of presently exercisable options.

 (/4/) Includes: 1,000 shares held by Mr. Garrett's wife, as to which shares
       Mr. Garrett disclaims beneficial ownership, and 3,000 shares held in the form of presently exercisable options.

 (/5/) Includes: 986 shares held in Mr. Gillispie's father's estate of which he is executor; 10 shares held as custodian; and 599 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

 (/6/) Mr. Lux holds 19,467 of his shares in the form of presently exercisable options; and 8,378 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

 (/7/) Includes: 150 shares held by Mr. Purnell's wife, as to which shares Mr.
       Purnell disclaims beneficial ownership.

 (/8/) Mr. Reitman holds 3,000 of his shares in the form of presently exercisable options.

 (/9/) Includes: 134,803 shares held in an agency account by Bank of America, N.A., as to all of which shares Mr. Stettinius is the beneficial owner; 30,000 shares, also held in an agency account by Bank of America, N.A., for Mr. Stettinius' wife, as to which shares Mr. Stettinius disclaims beneficial ownership; 33,000 shares as to which Mr. Stettinius holds presently exercisable options; and 5,000 shares held in the form of presently exercisable options.

(/10/) Includes: 68,800 shares as to which Mr. Thomas holds presently exercisable options and 2,227 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(/11/) Includes: 77,400 shares as to which Mr. Wilson holds presently exercisable options and 521 shares held for his account in the Cadmus account under the Cadmus Thrift Savings Plan.

(/12/) In addition to the executive officers named in the Summary Compensation
       Table, the beneficial ownership shown for executive officers of Cadmus reflects shares beneficially owned by David E. Bosher, Senior Vice President and Chief Financial Officer, David J. Hajek, Group
       President --Port City Press, Wayne B. Luck, Senior Vice President and Chief Information Officer, Wayne T. Tennent, Senior Vice President, Chief Administrative Officer and Secretary, and Bruce G. Willis, Vice President and Controller.

Election of Directors (Proposal 1)

  The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. Frank Daniels, III, Bruce A. Walker, G. Waddy Garrett and Bruce V. Thomas currently serve as Class II directors. Mr. Walker will not stand for re-election. C. Stephenson Gillispie, Jr. previously served as a Class II director, but he retired from the Board of Directors effective June 30, 2000. Mr. Thomas was elected by the Board of Directors to serve as a Class II director until the Annual Meeting to fill the vacancy created by Mr. Gillispie's retirement. Messrs. Daniels, Garrett and Thomas and Mr. Thomas C. Norris will be nominated to serve as Class II directors for terms of three years expiring at the 2003 Annual Meeting of Shareholders. Also, John W. Rosenblum, a Class III director, has resigned from the Board effective November 9, 2000. Ms. Martina L. Bradford will be nominated to serve as a Class III director for a term expiring at the 2001 Annual Meeting of Shareholders to fill the vacancy created by Mr. Rosenblum's resignation. In addition, Mr. James E. Rogers will be nominated to serve as a Class I director for a term expiring at the 2002 Annual Meeting of Shareholders to fill the vacancy created by the Board's decision to increase the size of the Board to twelve (12) members.

  The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If, for any reason, any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors of Cadmus may designate. In the alternative, the Board may reduce the size of any class to the number of remaining nominees, if any, for whom the proxies will be voted.

  Certain information concerning the six nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class III directors, who will continue in office after the Annual Meeting until the 2002 and 2001 annual meetings of shareholders, respectively.

                            NOMINEES FOR ELECTION AS
                               CLASS II DIRECTORS
                      (Serving Until 2003 Annual Meeting)
                                  (Proposal 1)

                                           Principal Occupation During
                          Director      Past Five Years and Directorships
Name and (Age)             Since            in Other Public Companies
--------------           ---------  ----------------------------------------

                            1994    Chairman and Chief Executive Officer,
                                     Total Sports, Inc., a Raleigh-based
                                     news media publisher. Chairman, KOZ
                                     inc., a Raleigh-based provider of Web-
                                     based data. Formerly, Publisher,
                                     Nando.net and Vice President, Executive
                                     Editor and Director of Operations, The
Frank Daniels, III (44)              News and Observer Publishing Company.
----------------------------------------------------------------------------

                            1997    Retired Chairman and Chief Executive
                                     Officer of Alliance Agronomics, Inc., a
                                     Mechanicsville, Virginia fertilizer
                                     production and distribution concern.
                                     Director, Ag-Chem Equipment Co., Inc.,
                                     Reeds Jewelers, Inc., and County Bank
G.Waddy Garrett (59)                 of Chesterfield, Inc.
----------------------------------------------------------------------------

                            2000    President and Chief Executive Officer of
                                     Cadmus. Formerly, Senior Vice President
                                     and Chief Operating Officer of Cadmus,
                                     and Senior Vice President and Chief
Bruce V. Thomas (43)                 Financial Officer of Cadmus.

--------------------------------------------------------------------------------

                            NOMINEES FOR ELECTION AS
                               CLASS II DIRECTORS
                      (Serving Until 2003 Annual Meeting)
                            (Proposal 1) (Continued)

                                       Principal Occupation During
                       Director     Past Five Years and Directorships
Name and (Age)          Since           in Other Public Companies
--------------         -------- ----------------------------------------

                                Retired Chairman of the Board of P. H.
                                 Glatfelter Company, headquartered in
                                 York, Pennsylvania, a multi-national
                                 manufacturer of engineered and
                                 specialized printing papers. Formerly,
                                 Chairman, President and CEO of P. H.
                                 Glatfelter Company. Director, the York
Thomas C. Norris (62)            Water Company.

--------------------------------------------------------------------------------

                            NOMINEE FOR ELECTION AS
                               CLASS III DIRECTOR
                      (Serving Until 2001 Annual Meeting)

                                            Principal Occupation During
                           Director      Past Five Years and Directorships
Name and (Age)              Since            in Other Public Companies
--------------            ---------  ----------------------------------------

                                     Corporate Vice President, Global Public
                                      Affairs of Lucent Technologies, a
                                      global provider of communication
                                      systems, software and services.
                                      Formerly, Corporate Vice President,
Martina L. Bradford (48)              Federal Government Affairs for AT&T.
-----------------------------------------------------------------------------

                            NOMINEE FOR ELECTION AS
                                CLASS I DIRECTOR
                      (Serving Until 2002 Annual Meeting)

                                     President of SCI Investors, Inc., a
                                      Richmond, Virginia private equity firm.
                                      Director, Caraustar Industries, Inc.,
                                      Chesapeake Corporation, Owens & Minor
James E. Rogers (54)                  and Wellman, Inc.

--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS.

                              CLASS III DIRECTORS
                      (To Serve Until 2001 Annual Meeting)

                                                Principal Occupation During
                               Director      Past Five Years and Directorships
Name and (Age)                Since(/1/)         in Other Public Companies
--------------                ---------- ----------------------------------------

                                 1979    Executive Director, Friends Association
                                          for Children, Richmond, Virginia, a
John C. Purnell, Jr. (59)                 non-profit child welfare organization.
--------------------------------------------------------------------------------

                                 1984    Attorney-at-law, President, Director and
                                          shareholder of Robinson, Bradshaw &
                                          Hinson, P.A., Charlotte, North
                                          Carolina. Director, Caraustar
                                          Industries, Inc. and Duke Energy
Russell M. Robinson, II (68)              Corporation.
--------------------------------------------------------------------------------

                                 1998    Vice Chairman and Group President-Cadmus
                                          Professional Communications Group.
                                          Formerly, Chairman and President,
                                          Cadmus Professional Communications
David G. Wilson, Jr. (59)                 Sector.

--------------------------------------------------------------------------------

(/1/) All service by Cadmus directors prior to June 30, 1984, refers to service as directors of Cadmus' predecessors, The William Byrd Press, Incorporated or Washburn Graphics, Inc.

                               CLASS I DIRECTORS
                      (Serving Until 2002 Annual Meeting)

                                           Principal Occupation During
                          Director      Past Five Years and Directorships
Name and (Age)           Since(/1/)         in Other Public Companies
--------------           ---------- ----------------------------------------
                            1999    Chairman and Controlling Shareholder,
                                     Melton Medes Group and Melham Holdings
                                     Limited, Controlling Shareholder Condor
                                     Structure Limited & Purico (IOM)
Nathu Ram Puri (61)                  Limited.
----------------------------------------------------------------------------

                            1997    Vice Chairman, The Callahan Group, a
                                     Chicago-based consulting group
                                     specializing in change management.
                                     Vice-Chairman International Data
                                     Response Corporation and Chairman,
                                     Board of Governors of Children's
                                     Miracle Network. Executive Vice
                                     President and Director, Integrated
                                     Communications (retired) of the Leo
                                     Burnett Company, a Chicago-based
Jerry I. Reitman (62)                international advertising agency.
----------------------------------------------------------------------------

                            1967    Senior Executive Fellow at the School of
                                     Business, Virginia Commonwealth
                                     University, Richmond, Virginia.
                                     Formerly, Chairman of the Board,
                                     President and Chief Executive Officer,
                                     Cadmus. Director, Chesapeake
Wallace Stettinius (67)              Corporation.

--------------------------------------------------------------------------------

(/1/) All service by Cadmus directors prior to June 30, 1984, refers to service as directors of Cadmus' predecessors, The William Byrd Press, Incorporated or Washburn Graphics, Inc.

Cadmus Board and Committee Meetings and Attendance

  The Board of Directors of Cadmus held eight meetings during the fiscal year ended June 30, 2000. All directors attended at least 75% of all meetings of the Board and committees on which they served.

  The Board has five standing committees: the Executive Committee, the Nominating Committee, the Audit Committee, the Executive Compensation and Organization Committee and the Benefits and Investment Committee.

  The Executive Committee has a wide range of powers, but its primary duty is to act if necessary between scheduled Board meetings. For such purpose, the Executive Committee possesses all the powers of the Board in management of the business and affairs of Cadmus except as otherwise limited by Virginia law. The Executive Committee held one meeting during the fiscal year ended June 30, 2000. Members of the Committee are Messrs. Daniels, Robinson, Stettinius, Thomas and Wilson.

  The Nominating Committee selects and recommends to the Board a slate of nominees to be voted on for election as directors at each annual meeting, and makes recommendations concerning committee membership, appointment of officers and nominees to fill vacancies occurring on the Board. The Nominating Committee met one time during the fiscal year ended June 30, 2000. Members of the Committee are Messrs. Daniels, Garrett, Reitman (Chairman) and Stettinius.

  The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, and the quality and integrity of financial reports. In addition, the Audit Committee has oversight responsibilities regarding corporate risk management, legal compliance and business ethics matters. The Audit Committee met six times during the fiscal year ended June 30, 2000. Members of the Committee are Messrs. Garrett, Purnell, Rosenblum (Chairman)(/1/) and Stettinius.

  The primary function of the Executive Compensation and Organization Committee (the "ECOC") is to review and approve the design and administration of salary, benefits and incentive plans for senior management. This Committee also evaluates the Company's organizational structure and the development, goals and performance of senior management. The ECOC met five times during the fiscal year ended June 30, 2000. Members of the ECOC are Messrs. Daniels, Garrett (Chairman), Reitman and Walker.(/2/)

  The primary function of the Benefits and Investment Committee is to review the operation of employee benefit plans and programs and to evaluate the performance of plan administrators, trustees and investment managers. The Benefits and Investment Committee met four times during the fiscal year ended June 30, 2000. Members of the Committee are Messrs. Purnell (Chairman), Reitman, Walker(/2/) and Wilson.

--------
(/1/) As noted above, Mr. Rosenblum has resigned from the Board effective
      November 9, 2000. The Board will appoint a new Chairman of the Audit Committee effective on that date.

(/2/) As noted above, Mr. Walker's current term expires at the 2000 Annual
      Meeting, and he will not stand for re-election.

Compensation Committee Interlocks and Insider Participation

  Members of the ECOC are Messrs. Daniels, Garrett (Chairman), Reitman and Walker. No member of the ECOC is or has been an employee of Cadmus. Furthermore, none of Cadmus' executive officers has served on the board of directors of any company of which an ECOC member is an employee.

  Russell M. Robinson, II, a Class III director, served as Chairman of the ECOC until August 12, 1997, and currently serves as Chairman of the Board of Directors. The firm of Robinson, Bradshaw and Hinson, P.A., of which Mr. Robinson is President, a Director and a shareholder, was retained to perform legal services for Cadmus during fiscal year 2000. It is anticipated that the firm will continue to provide legal services to Cadmus during fiscal year 2001.

  On April 1, 1999, Cadmus purchased all of the outstanding shares of Melham Holdings, Inc. whose principal operating subsidiary is Mack Printing Company. As a result of the purchase, Nathu R. Puri, a Class I director, directly and indirectly received as consideration approximately $11.2 million in cash, approximately 1.06 million shares of Cadmus common stock, approximately $5.8 million in subordinated notes of Cadmus and approximately $52.9 million in bridge financing notes of Cadmus. Cadmus subsequently refinanced the $52.9 million bridge notes and redeemed Mr. Puri's bridge notes. The $5.8 million in subordinated notes remain outstanding.

Voting of Shares

  As a part of the Stock Purchase Agreement dated April 1, 1999, by which Cadmus purchased all of the shares of Melham Holdings, Inc, and as previously disclosed by Cadmus in its April 6, 1999 Form 8-K, Nathu R. Puri, a Class I director, agreed that for a period of two years, he would vote his shares of Cadmus common stock, held directly and indirectly, in favor of those director nominees recommended by Cadmus' Board of Directors and in favor of the Company's recommendations on other matters.

Directors' Compensation

  Cash Compensation. Each director of Cadmus who is not also an executive officer of Cadmus receives: (a) an annual retainer of $10,000; (b) $1,000 for attendance at each Board meeting; (c) $750 for attendance at each committee meeting; and (d) $500 for each conference call Board meeting in which he participates. The Chairmen of the Audit, the Nominating, the Executive Compensation and Organization, and the Benefits and Investment Committees each receive an additional $2,000 annually. Each director also is reimbursed for usual and ordinary expenses of meeting attendance. A director who also is an employee of Cadmus or its subsidiaries receives no additional compensation for serving as a director.

  In May, 1997, the Board created the position of lead outside director and appointed Russell M. Robinson, II, to serve in this position. The general duties of the lead outside director include serving as liaison between the non-management members of the Board and the Chief Executive Officer and assisting the Chairman of the Board in the performance of certain of his duties. The lead outside director receives an additional annual retainer of $25,000 for such services. Effective July 1, 2000, Mr. Robinson was elected Chairman of the Board of Directors and will receive an annual retainer of $60,000. The position of lead outside director is presently vacant.

  In addition, Messrs. Robinson, Garrett and Reitman received $35,000, $15,750 and $8,250, respectively, for their service during fiscal 2000 on a Special Committee of the Board of Directors.

  Cadmus has in effect a plan under which directors may elect to defer their annual retainers and attendance fees generally until after the termination of their service on the Board.

  Non-Employee Director Stock Compensation Plan. Under the 1997 Non-Employee Director Stock Compensation Plan, a portion of the anticipated future increases in the annual retainer is paid in stock options. Each Director who is not an employee of Cadmus or its subsidiaries will receive an option grant covering 1,000 shares of Common Stock on November 15 of each year during the term of the Plan, with the first grant having been made under the Plan on November 15, 1998. The options granted under the Plan are not exercisable for six months from date of grant except in the case of death or disability. Options that are not exercisable at the time a director's service on the Board terminates for any reason other than death, disability or retirement in accordance with Cadmus' policy will be forfeited. The 1997 Plan continues the form of stock compensation previously provided under the 1992 Plan which expired August 15, 1997.

Certain Relationships and Other Transactions with Management

  See "Compensation Committee Interlocks and Insider Participation" for information relating to Messrs. Robinson's and Puri's relationship to the Company.

  From time to time, Cadmus and its subsidiaries may purchase products from or utilize services of other corporations of which a Cadmus director is a director, officer or employee. Such transactions occur in the ordinary course of business and are not deemed material.

Executive Compensation

  The following table shows, for the fiscal years ended June 30, 2000, 1999, and 1998, all compensation paid or accrued by Cadmus and its subsidiaries to the Company's Chief Executive Officer and its four other most highly compensated executive officers.

                           Summary Compensation Table

                                                                             Long-Term
                                           Annual Compensation              Compensation
                               -------------------------------------------- ------------
                                                                  Other      Securities
                                                                 Annual      Underlying  All Other
     Name (Age) and                                             Compensa-     Options/    Compen-
   Principal Position     Year Salary ($)(/1/) Bonus ($)(/2/) tion ($)(/3/)  SARs (#s)   sation ($)
   ------------------     ---- --------------- -------------- ------------- ------------ ----------
C. Stephenson Gillispie,
 Jr. (58)                 FY00    $400,000        $      0          --             --     $ 13,149(/8/)
 Chairman, President and  FY99     400,000               0          --         13,000       15,002(/9/)
 Chief Executive
  Officer(/4/)            FY98     332,000         199,200          --         45,000       16,160(/10/)

David G. Wilson, Jr.
 (59)                     FY00    $337,527        $      0          --         12,000     $ 13,812(/11/)
 Vice Chairman and Group  FY99     326,192               0          --          8,000       10,552(/12/)
 President --
   Professional           FY98     275,000         138,300          --         25,000       13,414(/13/)
 Communications

Bruce V. Thomas (43)      FY00    $297,560        $      0          --         25,000      $ 5,353(/14/)
 Senior Vice President
  and                     FY99     275,000               0          --          8,000        4,780(/15/)
 Chief Operating
  Officer(/5/)            FY98     218,000         130,000          --         19,000        6,237(/16/)

Gerard P. Lux, Jr. (42)   FY00    $244,077        $ 35,476          --         12,000      $ 9,080(/17/)
 Group President --
   Whitehall              FY99     217,387               0          --         13,567        9,384(/18/)
 Group(/6/)               FY98     203,846         113,770          --          7,000        5,412(/19/)

Robert A. Sadler (62)     FY00    $222,130        $ 38,500          --         12,000     $199,923(/20/)
 Group President --
 CadmusMack(/7/)

--------
 (/1/) Reflects salary before pretax contributions under the Cadmus Thrift
       Savings Plan and nonqualified plans.

 (/2/) Reflects short-term incentive awards, if any, accrued for each of the three fiscal years ended June 30, 2000, under the Cadmus Executive Incentive Plan described in the Report of the Compensation Committee on Executive Compensation on page 19.

 (/3/) For the fiscal years ended June 30, 2000, June 30, 1999 and June 30,
       1998, perquisites did not exceed 10% of salary and bonus for any named executive officer. Therefore, no amounts are reportable as "Other Annual Compensation" for any named executive officer.

 (/4/) Mr. Gillispie retired as Chairman, President and Chief Executive Officer effective June 30, 2000.

 (/5/) Mr. Thomas was elected President and Chief Executive Officer effective
       July 1, 2000.

 (/6/) Mr. Lux was elected Group President -- Whitehall Group effective May 10,
       2000.

 (/7/) Mr. Sadler joined the Company on September 20, 1999. Mr. Sadler was elected Group President -- CadmusMack effective May 10, 2000.

 (/8/) Reflects $12,357 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
 (/9/) Reflects $ 10,540 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/10/) Reflects $11,472 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/11/) Reflects $10,524 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/12/) Reflects $6,547 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/13/) Reflects $10,553 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/14/) Reflects $4,958 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/15/) Reflects $4,012 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/16/) Reflects $5,628 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/17/) Reflects $8,772 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/18/) Reflects $8,863 contributed or matched by Cadmus or its subsidiaries for fiscal year 1999 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/19/) Reflects $5,162 contributed or matched by Cadmus or its subsidiaries for fiscal year 1998 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan and the remainder paid by Cadmus for life insurance premiums.
(/20/) Reflects $4,443 contributed or matched by Cadmus or its subsidiaries for fiscal year 2000 under the Cadmus Thrift Savings Plan and/or Nonqualified Thrift Plan; $70,500 in consulting fees paid prior to his joining the Company in September 2000; $46,684 in pension payments and $78,296 in SERP benefits he received from Mack Printing Company.

Stock Options

  The following table reflects grants of stock options made during the fiscal year ended June 30, 2000 to each of the named executive officers.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                           Potential
                                                                           Realizable
                                                                            Value at
                                                                         Assumed Annual
                      Number of     Percentage of                        Rates of Stock
                      Securities    Total Options/                     Price Appreciation
                      Underlying         SARs      Exercise                For Option
                       Options         Granted     or Base                    Term
                       Granted       to Employees   Price   Expiration ------------------
        Name             (#)        in Fiscal Year  ($/SH)     Date       5%       10%
        ----          ----------    -------------- -------- ---------- -------- ---------
C. Stephenson
 Gillispie, Jr.              0             --           --        --         --        --
David G. Wilson, Jr.    12,000(/1/)      5.32%     $8.8125   5/23/10    $66,506  $168,538
Bruce V. Thomas         10,000(/1/)      4.43%     $10.250    9/2/09    $64,462  $163,359
                        15,000(/1/)      6.65%     $8.8125   5/23/10    $83,132  $210,673
Gerard P. Lux, Jr.      12,000(/1/)      5.32%     $8.8125   5/23/10    $66,506  $168,538
Robert A. Sadler        12,000(/1/)      5.32%     $8.8125   5/23/10    $66,506  $168,538

--------
(/1/) Grants were made under the Company's 1990 Long Term Incentive Stock Plan and become exercisable in increments of one-third of the total number of options on December 31, 2002, 2003, and 2004, subject to earlier vesting if certain performance criteria are met.

  The following table reflects certain information regarding the exercise of stock options during the fiscal year ended June 30, 2000, as well as information with respect to unexercised options held at such date by each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                           Value of Unexercised
                              Number of Unexercised      "In the Money" Options at
                          Options at Fiscal Year End (#)    Fiscal Year End ($)
                            Exercisable/Unexercisable    Exercisable/Unexercisable
                          ------------------------------ -------------------------
C. Stephenson Gillispie,
 Jr.                                        0/0                          0/0
David G. Wilson, Jr.              77,400/35,000                35,075/10,050
Bruce V. Thomas                   68,800/37,000                 7,000/12,563
Gerard P. Lux, Jr.                19,467/50,400                     0/10,050
Robert A. Sadler                       0/12,000                     0/10,050

  The Columns "Number of Shares Acquired Upon Exercise" and "Value Realized" have been omitted because no options were exercised by the named executive officers during the last fiscal year. As part of his retirement agreement, Mr. Gillispie received $30,361 in exchange for all of his unexercised stock options. See "Retirement Agreement," page 18.

Change-in-Control Agreements

  Cadmus has entered into agreements with Messrs. Thomas, Wilson, Bosher, Tennent, Willis, Lux, Hajek, Sadler and five other managers that provide for severance payments and certain other benefits if their employment terminates after "a change in control" (as defined therein) of Cadmus. Payments and benefits will be paid under these agreements only if, within three years for Mr. Thomas and two years for other officers following a change in control (or such shorter period from the date of any change in control to normal retirement), the employee (i) is terminated involuntarily without "cause" (as defined therein) and not as a result of death, disability or normal retirement, or (ii) terminates his employment voluntarily for "good reason" (as defined therein). "Change in control" is defined generally to include (i) an acquisition of 20% or more of Cadmus' voting stock, (ii) certain changes in the composition of the Cadmus Board of Directors, (iii) shareholder approval of certain business combinations or asset sales in which Cadmus' historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of Cadmus.

  In the event of such termination following a change in control, the employee will be entitled to receive a lump sum severance payment, certain other payments and a continuation of employee welfare benefits. Severance payments under these agreements are determined by a formula that takes into account base salary, annual bonus and years of employment and are subject to certain minimums and maximums. Under this formula, Mr. Thomas will be entitled to the maximum severance payment, which will be an amount equal to 2.99 times the sum of his base salary and annual bonus for the year in which termination occurs, or for the fiscal year ended June 30, 2001, whichever is higher. The total amount payable to Mr. Thomas may exceed the maximum amount that may be paid without the imposition of a federal excise tax on Mr. Thomas, and if excise tax is due, Mr. Thomas will receive an additional payment in an amount sufficient to pay the excise tax and the additional taxes due with respect to such additional payment.

Retirement Agreement

  Cadmus has entered into a retirement agreement with Mr. Gillispie which provides for Mr. Gillispie's retirement as Chairman, President and Chief Executive Officer of Cadmus effective June 30, 2000. Under the terms of the retirement agreement, in addition to the benefits available to Mr. Gillispie under Cadmus' Pension Plan, Supplemental Executive Retirement Plan, Thrift Savings Plan, Deferred Compensation Plan and Non-Qualified Thrift Plan, the Company has agreed to pay Mr. Gillispie $444,000 per year in "Salary Continuation Payments" for the three-year period beginning July 1, 2000 and ending June 30, 2003. The retirement agreement also provides that, during the period Mr. Gillispie is receiving such "Salary Continuation Payments," Mr. Gillispie and his eligible family members are permitted to participate in certain welfare benefit plans of Cadmus on the same basis made available to eligible active employees of Cadmus. In addition, in the retirement agreement, the Company has agreed (1) to provide Mr. Gillispie with an enhanced benefit under Cadmus' Supplemental Executive Retirement Plan, so that the benefit available to him thereunder, among other actuarially equivalent options, equals $200,000 per year payable as a single life annuity for his lifetime, commencing July 1, 2003, and (2) to pay Mr. Gillispie $30,361 in exchange for all of his unexercised outstanding Cadmus stock options. The retirement agreement also contains provisions which, among other things, require Mr. Gillispie to provide certain transition and consulting services to Cadmus and prevent Mr. Gillispie from competing with Cadmus.

Retirement Benefits

  Pension Plan. Substantially all employees of Cadmus and its participating subsidiaries who are 21 years of age or older and who are credited with at least one year of service with Cadmus or a participating subsidiary are covered by the Cadmus Pension Plan (the "Pension Plan"). The Pension Plan is a non-contributory defined benefit pension plan under which retirement benefits are generally based on periods of active participation. A participant currently earns a retirement benefit expressed as an annuity for life equal to 1.6% of his or her base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay and similar payments) for each year of service. Different benefit formulas applied prior to July 1, 1985, and a special transition rule applied through December 31, 1991.

  Because retirement benefits under the Pension Plan are based on career average compensation, a table showing annual retirement benefits based upon final average compensation and years of service is inappropriate and has been omitted. Based on the benefit formula in effect on and after July 1, 1985, and on the assumption that the individuals named will continue to receive, until normal retirement age, covered compensation in the same amounts paid for the fiscal year ended June 30, 2000, the estimated annual benefits (which are not subject to any deduction for Social Security or other offset amount) payable for the named executive officers are $72,276 for Mr. Thomas, $61,252 for Mr. Wilson and $81,146 for Mr. Lux. Messrs. Gillispie and Sadler are not accruing a benefit under the Cadmus Pension Plan or the Cadmus SERP. Assuming Mr. Gillispie elects to begin receiving his retirement benefits under the Pension Plan on July 1, 2003 (following the termination of his Salary Continuation Payments under his retirement agreement), his annual benefits under the Pension Plan will be $35,191.

  Cadmus Supplemental Executive Retirement Plan. Cadmus maintains the Cadmus Supplemental Executive Retirement Plan (the "SERP") to provide supplemental retirement benefits for certain key employees of Cadmus and its participating subsidiaries who are credited with at least five years of service and who are selected by the Board of Directors of Cadmus for participation in the SERP. The Board may waive all or any part of the five year service requirement. The SERP is a non-qualified unfunded plan which covers 12 active key employees of Cadmus and its participating subsidiaries. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant's final average (highest three years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant's normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for Social Security or other offset amount.

  The following table shows the estimated annual retirement benefits payable to SERP participants in the following average final compensation and years of service classifications assuming retirement at age 65. Average compensation under the SERP includes only the amounts set forth under "Salary" in the Summary Compensation Table on page 14.

                            SUPPLEMENTAL EXECUTIVE
                             RETIREMENT PLAN TABLE

   Highest 3-Year
Average Compensation         5                10                15              20 and over
--------------------       ------           -------           -------           -----------
      100,000              $7,500           $15,000           $22,500             $30,000
      125,000               9,125            18,750            28,125              37,500
      150,000              11,250            22,500            33,750              45,000
      175,000              13,125            26,250            39,375              52,500
      200,000              15,000            30,000            45,000              60,000
      225,000              16,875            33,750            50,625              67,500
      250,000              18,750            37,500            56,250              75,000
      300,000              22,500            45,000            67,500              90,000
      350,000              26,250            52,500            78,750             105,000
      400,000              30,000            60,000            90,000             120,000
      450,000              33,750            67,500           101,250             135,000
      500,000              37,500            75,000           112,500             150,000

  Credited years of service under the SERP as of the fiscal year ended June 30, 2000 are: Mr. Gillispie -- 23; Mr. Thomas -- 8; Mr. Wilson -- 37; and Mr. Lux -- 17.

Report of the Compensation Committee on Executive Compensation

  The Executive Compensation and Organization Committee (the "Committee"), composed of four non-employee directors, has responsibility for all aspects of the compensation program for Cadmus executive officers. Working in collaboration with Cadmus senior management and outside consultants, the Committee administers this executive compensation program to fulfill the objectives outlined below.

  Principal Objectives. As set forth in the Company's Executive Compensation Policy and Philosophy Statement, the principal objectives of the executive compensation program are: (i) to attract and retain a highly-qualified management team; (ii) to motivate this team to achieve corporate objectives and to control and justify the costs of executive incentives; (iii) to ensure that executive compensation is integral to, and supportive of, other Cadmus management benefits, systems and processes; and (iv) to link pay with performance in a number of respects, most notably linking executive compensation and shareholder value so that increases in executive compensation are directly related to the creation of value for the Company's shareholders.

  The primary components of the Company's executive compensation program are base salaries, short-term incentive payments, long-term incentive awards, historically in the form of stock options, and the Supplemental Executive Retirement Plan.

  The Committee considered the deductibility of executive compensation under
Section 162(m) of the Internal Revenue Code which was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation would not be permitted to deduct compensation in excess of one million dollars per year paid to the chief executive officer or any one of the other named executive officers except to the extent the compensation was paid under compensation plans meeting certain tax code requirements. The Committee noted that the Company does not currently face the loss of this deduction for compensation. The Committee nevertheless determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program.

  Salaries. Salaries for Cadmus executive officers are established and administered by means of salary grades and salary ranges. All Cadmus executive officers are assigned a base salary grade which is reviewed annually. With outside consultants, senior management prepares a schedule of salary ranges by grade, which is reviewed annually. At the beginning of each fiscal year, the Committee reviews management's recommendations concerning adjustments in grade designation and base salaries for each executive officer. Based on this review, the Committee makes such salary adjustments as it deems appropriate. Base salaries are generally competitive with the market based on peer group comparisons provided by outside consultants.

  Short-Term Incentive Payments. The Company utilizes an Executive Incentive Plan under which its executive officers may earn annual incentive payments based on their business unit's performance as well as the overall financial performance of Cadmus. A grid based primarily upon operating profits and earnings improvements for each Cadmus business unit generates a variable "pool" from which the short-term incentives are paid. As operating profits increase, the pool grows. No pool is created, and no incentives are earned, however, until a minimum earnings threshold is achieved.

  At the beginning of each fiscal year, senior management presents for consideration and approval by the Committee the recommended short-term incentive curves for Cadmus and each Cadmus business unit. At the conclusion of the fiscal year, senior management recommends to the Committee specific short-term awards for each executive officer. Those recommendations are based, among other factors, on that executive's individual performance, as well as the performance and profitability of that executive's business unit. A portion of each executive's incentive award also is determined by the financial performance of Cadmus. The Committee then considers and approves, to the extent it believes appropriate, the incentive pools generated by the incentive curves and the incentive award recommendations of senior management. At budgeted performance levels, the Executive Incentive Plan generally should have the potential to generate awards in the range of 30-60% of base salary.

  Long-Term Incentive Awards. The long-term incentive component of executive compensation for Cadmus executive officers is provided under the 1984 Stock Option Plan and the 1990 Long Term Incentive Stock Plan. The 1984 Plan, under which no additional shares are available for grant, provides solely for the award of stock options and tandem SARs. The 1990 Plan, an omnibus plan, provides for awards of incentive and non-qualified stock options, SARs, restricted stock grants, performance units or shares, as well as "other stock-unit" awards. In practice, however, stock options have been the only form of awards made under the 1990 Plan to date. In June 2000, the Board of Directors amended the 1990 Plan to extend the term of the plan, excluding incentive stock options, until July 31, 2001.

  Certain options issued in 2000, 1999 and 1998 are exercisable over a period of 3 years with earlier vesting if the Company's performance exceeds specific standards established by the Compensation Committee. Other options issued in 1999 and 1998, primarily to executives and managers who are not executive officers of the Company, are immediately vested. Options issued prior to 1998 are exercisable over 5 years with accelerated performance vesting criteria. Options generally have a ten-year term subject to early termination under certain circumstances and typically have an option exercise price equal to the market value of the Common Stock at the date of grant. Thus, the Common Stock must appreciate before an executive officer receives any benefit from an option grant.

  At the beginning of each year, determination is made as to the number of shares that the Company can reasonably issue for that year (typically 2% of outstanding shares per year). Contemporaneously, senior management, working periodically with outside consultants, makes recommendations concerning awards to specific executives. These awards generally are recommended only for those relatively few executives who are in a position and have the ability to influence materially the financial performance of Cadmus. These recommendations are acted upon by the Committee at its May meeting. Although the Committee has no specific target equity ownership in mind for Cadmus executives, an overall guideline is that the long-term incentive potential should equal short-term incentive amounts and should be directed at creating a meaningful equity position for top management. (See "Executive Compensation -- Stock Options," page 16 for information concerning specific grants made in fiscal 2000.)

  Supplemental Executive Retirement Plan. Supplemental executive retirement benefits are provided under the Cadmus Supplemental Executive Retirement Plan. Under this plan, executives earn an additional retirement benefit equal to 30% of the executive's final average base compensation generally commencing at the participant's normal retirement age payable as a 15-year term certain annuity. The Committee may waive all or part of the five year service requirement. See "Retirement Benefits -- Cadmus Supplemental Executive Retirement Plan."

  Chief Executive Officer Compensation. Mr. Gillispie served as the Company's Chairman and Chief Executive Officer through June 30, 2000, on which date his retirement from Cadmus became effective. (Effective July 1, 2000, Mr. Thomas has been appointed as the Company's President and Chief Executive Officer.) Compensation for the Company's Chief Executive Officer is established in accordance with the principles and objectives outlined above. Based upon external information and data, including a survey of chief executive officer compensation at other public manufacturing companies deemed comparable to the Company and based further on the financial performance of the Company during fiscal 2000, the Committee approved no merit increase over Mr. Gillispie's previous base salary during fiscal 2000.


  The Company has also entered into a retirement agreement with Mr. Gillispie which provides certain salary continuation payments and other payments and benefits to him (see "Retirement Agreement" page 18).

               EXECUTIVE COMPENSATION AND ORGANIZATION COMMITTEE

                          G. Waddy Garrett (Chairman)
                              Frank Daniels, III
                               Jerry I. Reitman
                                Bruce A. Walker

Performance Graph

  The following graph compares the cumulative total return for the Company's Common Stock to the cumulative total return for the Standard & Poor's 500 Composite Index, the Russell 2000 Index and two indexes of peer companies (the "1999 Peer Group" and the "2000 Peer Group") selected by the Company for the Company's last five fiscal years. The graph is intended to permit shareholders to more easily relate executive compensation to company performance based on the market price of a company's stock. The Graph shows the percentage change in the market price for the Common Stock from June 30, 1995 to June 30, 2000.

  The Graph assumes $100 invested on June 30, 1995 in the Company, the Russell 2000, the 2000 Peer Group, the S&P 500 and the 1999 Peer Group and shows the total return on such an investment, assuming reinvestment of dividends, as of June 30, 2000. The 2000 Peer Group, included for the first time this year, includes Banta Corporation, Quebecor World, Mail-Well, Wallace Computer Services, Consolidated Graphics, Courier Corporation, Disc Graphics, and R.R. Donnelley & Sons.

  The Company has determined that it would be appropriate to replace the 1999 Peer Group with the 2000 Peer Group for fiscal 2000 reporting. The Company believes that the 2000 Peer Group includes a more representative group of comparable companies than the 1999 Peer Group for the following reasons: (1) the Company's divestiture of its financial printing business during fiscal 1999, (2) the recent merger of two of the companies included in the 1999 Peer Group, (3) the Company's exit from certain marketing businesses during early fiscal 2000, and (4) a shift in the Company's sales mix to heavier emphasis on publications printing. Comparison of the Company against the 2000 Peer Group should therefore provide a more meaningful measure of the Company's overall performance. The 1999 Peer Group, included this year for comparative purposes, consists of Banta Corporation, World Color Press, Quebecor, Merrill Corporation, Bowne and Company, Mail-Well, Wallace Computer Services, the Media General Advertising Agencies Index and the Media General Marketing Services Index.

         Comparison of Five-Year Cumulative Total Return Among Cadmus, the S&P 500 Index, the Russell 2000 Index and Peer Groups






                                    [GRAPH]

                      1995      1996       1997       1998       1999       2000
                      ----     ------     ------     ------     ------     ------
Cadmus                100       65.64      67.08     105.92      60.80      44.10
Russell 2000 Index    100      124.01     144.25     168.03     168.95     190.65
2000 Peer Group       100      119.30     145.68     163.46     150.48      91.28
S&P 500               100      126.00     169.73     220.92     271.19     290.85
1999 Peer Group       100      146.50     177.26     201.12     211.71     203.55

Section 16(a) Beneficial Ownership Reporting Compliance

  Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations furnished to Cadmus, Cadmus believes that its officers and directors filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended June 30, 2000, except that Mr. Wallace Stettinius had one late report on Form 4.

Ratification of the Selection of Independent Public Accountants (Proposal 2)

  Arthur Andersen LLP served as the Company's independent accountants for the fiscal year ended June 30, 2000, and has been selected as independent public accountants for Cadmus for the fiscal year ending June 30, 2001, subject to ratification by the shareholders.

  If not otherwise specified, proxies will be voted in favor of ratification of the appointment. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

Shareholder Proposals and Nominations for the 2001 Annual Meeting

  Under applicable law, the Board of Directors need not include an otherwise appropriate shareholder proposal (including any shareholder nominations for director candidates) in its proxy statement or form of proxy for the 2001 annual meeting of shareholders unless the proposal is received by the Secretary of Cadmus at the Company's principal place of business on or before June 11, 2001.

  In addition, the Company's Bylaws prescribe certain procedures which must be followed, including certain advance notice requirements, in order for a proposal to be properly before a shareholder meeting. Notice that a shareholder intends to bring any matter before a meeting must be received by the Company not less than 60 days before the anniversary date of the meeting notice given by the Company for the previous year's annual meeting. Any shareholder desiring a copy of the Cadmus Bylaws will be furnished one without charge upon written request to the Secretary.

Other Matters

  As of the date of this Proxy Statement, management of Cadmus has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

Annual Report on Form 10-K

  A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended June 30, 2000 can be obtained without charge by writing to the Corporate Secretary at P.O. Box 27367, Richmond, Virginia 23261.

                                            By Order of the Board of Directors


                                            /s/ Bruce V. Thomas

                                            President and Chief Executive
                                            Officer

PROXY
                       CADMUS COMMUNICATIONS CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Bruce V. Thomas and David E. Bosher, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cadmus Communications Corporation to be held on November 9, 2000, or any adjournment thereof.

  Please vote by filling in the appropriate boxes below.
(1) Election of four Class II Directors to serve until the 2003 Annual Meeting of Shareholders, one Class III Director to serve until the 2001 Annual Meeting and one Class I Director to serve until the 2002 Annual Meeting.
    [_] FOR all nominees listed     [_] WITHHOLD AUTHORITY to vote for all
    nominees listed below
    (except as written on the line below)

    Nominees: Frank Daniels, III, G. Waddy Garrett, Bruce V. Thomas, Thomas C. Norris, Martina L. Bradford and James E. Rogers.

    (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name on the space provided below.)

                        -------------------------------

(2) Ratification of the designation of Arthur Andersen LLP as independent accountants for the Company and its subsidiaries for the current fiscal year.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

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(3) In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

  Unless otherwise specified in the squares provided, the undersigned's vote will be cast for items 1 and 2. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy may be revoked at any time prior to its exercise.

                                              SIGNATURE: ______________________

                                              SIGNATURE: ______________________

                                              DATED: ____________________, 2000

                                              (In signing as Attorney,
                                              Administrator, Executor,
                                              Guardian or Trustee, please add
                                              your title as such.)